Company Contact:	Investor Contacts:
Fortress International Group, Inc.	The Piacente Group, Inc.
Timothy C. Dec, Chief Financial Officer	Brandi Floberg / Lee Roth
Phone: (410) 423-7300	Phone: (212) 481-2050
figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

COLUMBIA, MD – August 14, 2012 – Fortress International Group, Inc. (Other OTC: FIGI) a provider of consulting and engineering, construction management and site services for mission-critical facilities, today announced financial results for the three and six months ended June 30, 2012.

Second Quarter 2012 Financial Highlights:

•	Revenue of $15.5 million, compared with $10.5 million in the second quarter of 2011.
•	Gross profit of $2.3 million, compared with $3.9 million in the second quarter of 2011.
•	Adjusted EBITDA of $55,000, compared with adjusted EBITDA of $1.3 million in the second quarter of 2011. Excluding other charges of $0.1 million in the three months ended June 30, 2012, adjusted EBITDA would have been $0.2 million.
•	Net loss of $(2.3) million, or $(0.16) per basic and diluted share, compared with net income of $2.0 million or $0.15 and $0.13 per basic and diluted share, respectively, in the second quarter of 2011. Net loss for the second quarter of 2012 included an impairment loss on goodwill and other intangibles of $2.1 million. Excluding this impairment, net loss in the second quarter would have been $(0.2) million, or $(0.01) per basic and diluted share.
•	Backlog of $19.1 million at June 30, 2012.
•	Cash and cash equivalents totaling $5.7 million as of June 30, 2012.

Financial Highlights for the Six Months Ended June 30, 2012:

•	Revenue of $29.9 million, compared with $20.1 million in the six months ended June 30, 2011.
•	Gross profit of $4.4 million, compared with $8.0 million in the six months ended June 30, 2011.
•	Adjusted EBITDA loss of $(1.0) million, compared with adjusted EBITDA of $2.6 million for the six months ended June 30, 2011. Excluding restructuring and other charges of $0.6 million in the six months ended June 30, 2012, adjusted EBITDA loss would have been $(0.4) million.
•	Net loss of $(3.5) million, or $(0.25) per basic and diluted share, compared with net income of $3.0 million, or $0.22 and $0.21 per basic and diluted share, respectively, in the first six months of 2011. Net loss for the six months ended June 30, 2012 included the aforementioned $2.1 million impairment loss on goodwill and other intangibles, while net income for the six months ended June 30, 2011 included $0.9 million in other income, primarily related to a one-time legal settlement.

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Anthony Angelini, Chief Executive Officer of Fortress, stated, “I am pleased with our results in the second quarter as we dramatically improved our bottom line from the prior two quarters and returned to positive adjusted EBITDA. In the first quarter, we introduced a number of initiatives to turn around our business and improve our performance, and we began to see the results of these efforts in the second quarter. We are more closely monitoring our business and investing in initiatives to take advantage of the tremendous market opportunity in front of us. As we move through the second half of the year, we expect our adjusted EBITDA to range from a moderate loss to breakeven. We continue to invest in future opportunities, monitor the status and timing of closure for pipeline opportunities and drive further efficiencies within our core business. Our future is dependent on the ability of our team to seize market opportunities and we will continue to invest in enhancing the capabilities of the people within the company.”

Chief Financial Officer Timothy C. Dec added, “The expense reduction efforts undertaken during the first half of the year yielded significant improvements in SG&A and operating expenses in the second quarter. We expect the leaner cost structure will continue to benefit us for the balance of the year as we invest in new opportunities for the future. The non-cash goodwill impairment we recorded in the quarter followed an evaluation of the carrying value of the goodwill relative to its fair value. This annual evaluation was accelerated into the second quarter due to the relative market value of our equity and the book value of our intangible assets. Overall we are pleased with the progress we have made and look forward to improved results in the future.”

Quarterly Conference Call Details

The Company will conduct its regularly scheduled financial announcement conference call on August 14, 2012 at 4:30 p.m. EDT. Investors may listen to the conference call via telephone at: 877-941-1428 (U.S./Canada) or 480-629-9856 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until August 28, 2012. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4558417, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, lease exit costs, provision for bad debts and other income (expense), net.  We present adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation. The adjusted EBITDA presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

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About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Fortress International Group, Inc. — setting a new standard for the optimized critical facility.

Forward Looking Statements

This press release may contain "forward-looking statements" — that is, statements related to future — not past — events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "prospects," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risk relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2011. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

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Fortress International Group, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$5,721,339	$6,731,487
Contract and other receivables, net	10,375,132	7,147,714
Costs and estimated earnings in excess of billings on uncompleted contracts	809,395	2,729,424
Prepaid expenses and other current assets	668,817	497,712
Total current assets	17,574,683	17,106,337
Property and equipment, net	394,573	305,463
Goodwill	1,768,861	3,839,861
Other intangible assets, net	60,000	60,000
Other assets	22,515	20,975

Total assets	$19,820,632	$21,332,636
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion	$500,000	$375,000
Accounts payable and accrued expenses	7,919,649	6,886,094
Billings in excess of costs and estimated earnings on uncompleted contracts	3,738,281	2,819,368
Total current liabilities	12,157,930	10,080,462
Convertible notes, less current portion	2,207,301	2,457,301
Other liabilities	67,397	76,073
Total liabilities	14,432,628	12,613,836
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock- $.0001 par value, 49,000,000 shares authorized; 14,896,355 and 14,749,356 issued; 14,149,107 and 14,028,407 outstanding at June 30, 2012 and December 31, 2011, respectively	1,488	1,475
Additional paid-in capital	66,011,767	65,805,358
Treasury stock 747,248 and 720,949 shares at cost at June 30, 2012 and December 31, 2011, respectively	(1,466,670)	(1,450,455)
Accumulated deficit	(59,158,581)	(55,637,578)
Total stockholders' equity	5,388,004	8,718,800
Total liabilities and stockholders’ equity	$19,820,632	$21,332,636

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Fortress International Group, Inc.

Condensed Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Results of Operations:
Revenue	$15,540,852	$10,515,498	$29,850,714	$20,130,427
Cost of revenue, excluding depreciation and amortization	13,209,463	6,614,311	25,464,820	12,093,169
Gross profit, excluding depreciation and amortization	2,331,389	3,901,187	4,385,894	8,037,258
Operating expenses:
Selling, general and administrative	2,399,501	2,795,556	5,307,136	5,830,167
Restructuring and other charges	-	-	279,286	-
Depreciation and amortization	81,356	57,798	158,261	120,498
Impairment loss on goodwill	2,071,000	-	2,071,000	-
Total operating costs	4,551,857	2,853,354	7,815,683	5,950,665
Operating (loss) income	(2,220,468)	1,047,833	(3,429,789)	2,086,593
Interest income (expense), net	(48,446)	(4,422)	(91,214)	(21,255)
Other income (expense), net	-	919,084	-	919,084
(Loss) income before income taxes	(2,268,914)	1,962,495	(3,521,003)	2,984,422
Income tax expense	-	-	-	-
Net (loss) income	$(2,268,914)	$1,962,495	$(3,521,003)	$2,984,422
Basic (Loss) Earnings per Share:
(Loss) earnings per common share	$(0.16)	$0.15	$(0.25)	$0.22
Weighted average common shares outstanding	14,147,049	13,456,310	14,124,380	13,427,997
Diluted (Loss) Earnings per Share:
(Loss) earnings per common share	$(0.16)	$0.13	$(0.25)	$0.21
Weighted average common shares outstanding	14,147,049	14,899,608	14,124,380	14,828,141

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Fortress International Group, Inc.

Adjusted EBITDA Reconciliation

	(Unaudited)		(Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income (loss)	$(2,268,914)	$1,962,495	$(3,521,003)	$2,984,422
Interest (income) expense, net	48,446	4,422	91,214	21,255
Income tax expense (benefit)	-	-	-	-
Depreciation and amortization	81,356	57,798	158,261	120,498
EBITDA	$(2,139,112)	$2,024,715	$(3,271,528)	$3,126,175
Stock based compensation	67,388	175,257	164,754	342,183
Other income (expense), net	-	(919,084)	-	(919,084)
Impairment loss on goodwill	2,071,000	-	2,071,000	-
Lease exit costs	-	(33,062)	-	(33,062)
Provision for bad debts	55,290	60,000	55,290	90,000
Adjusted EBITDA	$54,566	$1,307,826	$(980,484)	$2,606,212
Restructuring charges	-	-	279,286	-
Other charges (severance, consulting and litigation costs)	95,916	-	340,525	-
Adjusted EBITDA, excluding restructuring and other charges	$150,482	$1,307,826	$(360,673)	$2,606,212

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